FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADM ENDEAVORS, INC.

(Name of small business issuer in its charter)

Nevada	1700	45-0459323
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2021 N 3rd St., Bismarck, ND 58501

Phone: (701) 226-9058

(Address and telephone number of principal executive offices and place of business)

________________

Ardell Mees

Chief Executive Officer
2021 N 3rd St., Bismarck, ND 58501

Phone: (701) 226-9058

(Name, address and telephone number of agent for service)

Copies of all communications to:

Ms. Diane D. Dalmy, Attorney at Law,

2000 East 12th AvenueSuite 32/10B

Denver, Colorado 80206

Telephone: 303-985-9324

Facsimile 303-988-6954

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

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CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum offering Price per share (2)	Proposed Maximum Aggregate offering Price (2)	Amount of Registration Fee (1)
Common Stock	2,000,000	$1.00	$2,000,000	$ 272.80
Total			$2,000,000	$272.80

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

(2) The offering price was arbitrarily determined by ADM Endeavors, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dealer Prospectus Delivery Obligation

Until October 8, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to Completion

Dated October 8, 2013

PROSPECTUS

ADM ENDEAVORS, INC.

2,000,000 Shares of Common Stock

The selling stockholders named in this prospectus are offering 2,000,000 shares of common stock of ADM Endeavors, Inc. at a price of $1.00 per common share. The selling stockholders currently hold 36.5% of our common stock. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholders have set an offering price for these securities of $1.00 per common share until the common stock becomes quoted by a market maker on the Over-the-Counter Bulletin Board. This is a fixed price for the duration of the offering. The selling stockholders are an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders, who are an "underwriter" within the meaning of Section 2(11) of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act. See “Security Ownership of Certain Beneficial Owners” for more information about the selling stockholders. Please note that this registration statement covers the sale of 1.7% of the Company’s outstanding securities.

Our common stock is presently not traded on any market or securities exchange. The offering price at a par value $0.001 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

Please refer to “Risk Factors” on page 9 of this prospectus for details regarding the risks related to our financial condition and business model as well as risks generally associated with the mining exploration industry.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ADM Endeavors, Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

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An emerging growth company is a company with annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An emerging growth company retains its status and reduced regulatory and reporting requirements associated with it until the earliest of:

·	the last day of the first fiscal year during which the Company has annual gross revenues of $1,000,000,000 or more;
·	the last day of the first fiscal year following the fifth anniversary of the Company's initial public offering ("IPO");

·	the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or
·	the date on which the Company is deemed to be a large accelerated filer.

The Company is an emerging growth company for purposes of the Securities Act and the Securities Exchange Act if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the Securities Act occurred on or before December 8, 2011. The Company is exempt from certain regulatory and reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The JOBS Act facilitates the IPO process for emerging growth companies by exempting them from:

·	Section 14A(a) and (b) of the Exchange Act implemented by Section 951 of the Dodd-Frank Act, which requires companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
·	Section 14(i) of the Exchange Act, which will require companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
·	Section 953(b)(1) of the Dodd-Frank Act, which will require companies to disclose the ratio between the annual total compensation of the chief executive officer and the median on the annual total compensation of all employees of the respective company;
·	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K, of which an emerging growth company will be required to comply only with the more limited provisions of Item 402 applicable to smaller reporting companies.

·	An emerging growth company will not be required to provide an auditor's attestation report on internal financial reporting controls under Section 404(b) of the Sarbanes-Oxley Act of 2002;
·	An emerging growth company will not have to comply with any new or revised financial accounting standards not applicable to private companies; and

·	An emerging growth company will not have to comply with any rules that the Public Company Accounting Oversight Board might adopt requiring audit firm rotation or auditor discussion and analysis of the issuer's financial statements.

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may: (i) provide only two rather than three years of audited financial statements in their IPO Registration Statement; (ii) provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial date normally required; (iii) delay compliance with new or revised accounting standards until they are made applicable to private companies; and (iv) be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

We have decided to take advantage of the exemptions provided to emerging growth companies as outlined above. As a result, some investors may find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, during the IPO offering process, emerging growth companies are exempt from: (i) restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO; (ii) certain restrictions on communications to institutional investors before filing the IPO registration statement; and (iii) the requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

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Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $30,500. The Company will pay these expenses.

This Prospectus is dated October 8, 2013

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary

The following is only a summary of the information, financial statements and the notes included in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should read the entire Prospectus carefully, including “Risk Factors,” “Management’s Discussions and Analysis of Financial Condition and Results of Operations,” and our Financial Statements and the accompanying notes to the Financial Statements before making any investment decision. If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Unless the context indicates or suggests otherwise, the terms “Company”, “we,” “our” and “us” refers to ADM Endeavors, Inc. and not to future investors.

Principal Offices

Our principal executive offices are located at 2021 N 3rd St., Bismarck, ND 58501. Our telephone number is (701) 226-9058.

Our Business

We provide customized construction and installation of grocery store decor for both new and renovated grocery stores. Our service and expertise include the installation of grocery checkout stands, grid ceilings, cart-stops, shelving, customer service counter, office cabinetry and other grocery store equipment and fixtures. Our clients primarily consist of design companies, most of whom are subsidiaries of major retail grocery chains, or are affiliated with Associated Wholesale Grocers, the nation's second largest retailer-owned grocery wholesaler. We believe that our success is the result of both our quality installation of grocery equipment and fixtures, and high level of personal service that we provide to our customers. We receive bid requests from all regions of the United States. Therefore, we are seeking to expand our operations to service additional geographic areas.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees and equipment so that we may accommodate our expanded customer base. We anticipate that we will establish an online presence to increase our market visibility and corporate recognition. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions.

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Use of Grocery Decor Installation Services in the Construction and Remodeling Industry. The retail grocery industry is highly competitive and requires constant innovations to attract and retain customers. Accordingly, neighborhood markets battle for patrons by catering to customers' desires for a modern, clean, and convenient shopping experience. Grocery stores, therefore, typically renovate every five to six years to maintain a new image.

In the past, store workers, painters or carpenters installed decor items. However, as the designs and materials became increasingly elaborate, the need for specialized and experienced installers grew. The installation process requires that an installer have special knowledge of various aspects of construction, including framing, finishing, and remodeling. Additionally, knowledge of standards for product usage, hanging methods and quality control are extremely helpful. As a result of the frequency of store renovations, coupled with the complexity of the items being installed secures the demand for custom installation services.

Public Market for Our Securities

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Common Stock and Preferred Stock Outstanding and Related Stockholder Matters

As of the date hereof, the Company has 800,000,000 shares of common stock par value $0.001 authorized with 117,795,000 issued and outstanding.

As of the date hereof, the Company has 80,000,000 shares of preferred stock par value $0.001 authorized with 20,000,000 issued and outstanding.

The Offering

Common stock offered	2,000,000 shares of common stock. This number represents 1.7% percent of our current outstanding common stock.(1)

Common stock outstanding before the offering	117,795,000 common shares as of October 8, 2013.

Common stock outstanding after the offering	117,795,000

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	See “Use of Proceeds” on page 15.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1)	Based on 117,795,000 shares of common stock outstanding as of October 8, 2013.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following date should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation,” and Financial Statements and accompanying notes to the financial statements, included elsewhere in this prospectus. Our financials are audited for years of 2012 and 2011, in accordance with GAAP.

The following statements of Operations and Balance Sheet data for December 31, 2012 and 2011 are derived from our audited financial statements for the years ended December 31, 2012 and 2011. The following statements of Operations and Balance Sheet data for June 30, 2013 and 2012, was derived from our unaudited interim financial statements for the six (6) months ended June 30, 2013.

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Statements of Operations	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012
	(unaudited)	(unaudited)
Revenues	$57,264	$154,488
Operating expenses	$5,626,370	$110,910
Net loss from operations	$(5,588,590)	$(13,836)
Net loss before taxes	$(5,588,590)	$(13,836)
Loss per share - basic and diluted	$(0.05)	$(0.00)
Weighted average shares outstanding basic	115,832,500	115,545,000

Balance Sheet Data	As of June 30, 2013
(unaudited)
Cash and cash equivalents	$11,180
Total current assets	$11,180
Total assets	$14,707
Total liabilities	$154,015
Additional paid-in capital	$26,093,955
Accumulated Deficit	$(26,371,058)
Total stockholders' equity	$(139,308)

Statements of Operations	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011

Revenues	$147,137	$97,294
Operating expenses	$171,304	$149,477
Net loss	$(24,167)	$(52,183)
Loss per share - basic and diluted	$(0.00)	$(0.00)
Weighted average shares outstanding basic	115,545,000	115,545,000

Balance Sheet Data	As of December 31, 2012	As of December 31, 2011

Cash and cash equivalents	$11,362	$8,448
Total current assets	$11,362	$8,448
Total assets	$15,349	$8,448
Total liabilities	$128,177	$109,069
Additional paid-in capital	$20,553,705	$20,553,705
Accumulated Deficit	$(20,782,078)	$(20,769,871)
Total stockholders' equity	$(112,828)	$(100,621)

Disclosure Regarding Forward-looking Statements

This prospectus may contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, under the heading “Risk Factors” and include, among others:

•	significant competition in our industry;
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•	unfavorable publicity or consumer perception of our products on the Internet;

•	the incurrence of material product liability and product recall costs;

•	costs of compliance and our failure to comply with government regulations;

•	our failure to keep pace with the demands of our customers for new products;

•	the lack of long-term experience with human consumption of some of our products with innovative ingredients.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that the occurrence of any of the events described in the “Risk Factors” section and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business

Our operating results will be difficult to predict and fluctuations in them may cause volatility in the price of our shares.

Given the nature of the grocery store markets in which we compete, our revenues and profitability may be difficult to predict for many reasons, including the following:

•

Operating results may be highly dependent on the volume and timing of orders received from retailers seeking construction and installation of grocery store decor during any one quarter, which are difficult to forecast. Customers generally order on an as-needed basis and we typically will not obtain firm, long-term purchase commitments from our customers. As a result, our revenues in any quarter will depend primarily on orders received during that quarter.

•	We must incur a large portion of our costs in advance of orders because we must plan research and production, and installation, order components and enter into development, sales and marketing, and other operating commitments prior to obtaining firm commitments from our customers. This will make it difficult for us to adjust our costs in response to a revenue shortfall, which could adversely affect our operating results.

Construction and production capacities that do not match demand for our products could result in lost sales or in a reduction in our gross margins.

Our industry is characterized by frequent new product and or design introductions, short-term customer commitments and volatile changes in demand. We will determine capacities based on our forecasts of demand for our services and products. Actual demand for our services and products will depend on many factors, which will make it difficult to forecast. The following problems could occur as a result of these differences:

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•	If demand for our products is below our forecasts, we could produce excess personnel or have excess manufacturing and installation capacity. Excess personnel could negatively impact our cash flows and could result in higher construction, installation and design costs. Excess manufacturing capacity could result in higher production costs per unit and lower margins.

•	If demand for our products exceeds our forecasts, we could have to rapidly ramp up production. We will also depend on suppliers and manufacturers to provide components and sub-assemblies. As a result, we may not be able to increase our production levels to meet unexpected demand and could lose sales in the short term while we try to increase production. If customers turn to competitive sources of supply to meet their needs, our revenues could be adversely affected.

•	Rapidly increasing our production levels to meet unanticipated grocery customer demand could result in higher costs for grocery components and sub-assemblies, increased expenditures for freight to expedite delivery of grocery materials or finished goods, and higher overtime costs and other expenses. These higher expenditures could result in lower gross margins.

If we do not timely introduce successful grocery store designs and products, our business and operating results could suffer.

The market for our services and products is characterized by rapidly evolving industry standards, short product life cycles and frequent new product introductions. As a result, we must continually introduce new products and technologies and enhance existing products in order to remain competitive. The success of our new products will depend on several factors, including our ability to: (i) anticipate technology and grocery store market trends; (ii) timely develop innovative new products and enhancements for grocery stores; (iii) distinguish our products from those of our competitors; (iv) manufacture and deliver high-quality products and provide high-quality services; and (v) price our products and services competitively.

Our failure to manage growth could harm it.

We intend to significantly expand the number and types of grocery stock products and services we will sell and we will endeavor  to further expand our service and product portfolio.  This expansion may place a significant strain on our management, operations and engineering resources. Specifically, the areas that may be strained most by our growth will include the following:

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New product and service launch. With the growth of our service and product portfolio, we may experience increased complexity in coordinating product development, manufacturing, installation and commissioning. As this complexity increases, it may place a strain on our ability to accurately coordinate the commercial launch of our services and products with adequate support to meeting anticipated customer demand. If we are unable to scale and improve our product and installation launch coordination, we could frustrate our customers and lose earned space and product sales.

•	Forecasting, planning and supply chain logistics. With the growth of our product portfolio, we may also experience increased complexity in forecasting grocery customer demand and in planning for production and transportation and logistics management. If we are unable to scale and improve our forecasting, planning and logistics management, we could frustrate our customers, lose product sales or accumulate excess inventory.

To manage the growth of our operations, we will need to continue to improve our transaction processing, operational and financial systems, and procedures and controls to effectively manage the increased complexity. If we are unable to scale and improve them, the consequences could include delays in shipment of product, degradation in levels of customer support, lost sales and increased inventory. These difficulties could harm or limit our ability to expand.

If we do not compete effectively, demand for our grocery store products and installations could decline and our business and operating results could be adversely affected.

Our industry is intensely competitive. It is characterized by a trend of slowly rising average selling prices in the grocery market, and continual performance enhancements and new features, as well as rapid adoption of technological and product advancements by competitors in its grocery store market. Also, aggressive industry pricing practices and downward pressure on margins may result in increased price competition from both our primary competitors as well as from less established ones. If we do not continue to distinguish our grocery store products and installations through distinctive, technologically advanced features, design and services, as well as continue to build and strengthen our brand recognition, our business could be harmed. If we do not otherwise compete effectively, demand for our products will decline, our gross margins could decrease, we would lose market share, and our revenues could decline.

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We may depend on OEMs (original equipment manufacturers) and contract manufacturers who may not have adequate capacity to fulfill our needs or may not meet our quality and delivery objectives.

Original component manufacturers and contractors may produce a portion of our product lines. Our reliance on them will involve significant risks, including reduced control over quality and logistics management, the potential lack of adequate capacity and discontinuance of the contractors’ assembly processes.  Financial instability of our manufacturers or contractors could result in us having to find new suppliers, which could increase our costs and delay our product and installation deliveries. These manufacturers and contractors may also choose to discontinue building its products for a variety of reasons. Consequently, we may experience delays in the timeliness, quality and adequacy in product and installation deliveries, any of which could harm our business and operating results.

We may purchase key grocery store components and products from single or limited sources, and our business and operating results could be harmed if supply were delayed or constrained or if there were shortages of required components.

Lead times for materials and components ordered by us or our contract manufacturers can vary significantly and depend on factors, such as the specific supplier, contract terms and demand for a grocery store component at a given time. We do not have any established contractual relations with our suppliers for key grocery store components. From time to time, we may thus experience supply shortages and fluctuations in component prices. While we will try to manage our component levels through the purchase of buffer stock, there is no guarantee that we will be able to maintain the inventory levels sufficient to meet our product demand. In addition, we may be at risk for these components if our customers reject or cancel orders unexpectedly or with inadequate notice.

Shortages or interruptions in the supply of components or subcontracted products, or our inability to procure these components or products from alternate sources at acceptable prices in a timely manner could delay shipment and installation of our products or increase our production or installation costs, which could have an adverse impact on our business, financial condition and operating results.

We may purchase some products and some key components used in our grocery store products from single or limited sources. If the supply of these products or key components were to be delayed or constrained, we may be unable to find a new supplier on acceptable terms or at all or our new and existing product shipment could be delayed. Any of this could harm our business, financial condition and operating results.

Our introduction of any new grocery store product lines may consume significant resources and not result in significant future revenues.

We may expand our grocery store product offerings with new product lines that are outside of our traditional areas of expertise. To accomplish this, we will need to commit resources to develop, sell and market these new products. With limited experience in these grocery store product lines and because these products may be based on technologies that are new to us, it may be difficult for us to accurately anticipate and forecast revenues, manufacturing costs, customer support costs and product returns. Our investments in the development and marketing of new lines of grocery store products could produce higher costs without a proportional increase in revenues.

We may be unable to protect our proprietary rights.

Our future success depends in part on our proprietary technology, technical know-how and other intellectual property. We rely on intellectual property laws, confidentiality procedures and contractual provisions, such as nondisclosure terms, to protect our intellectual property. Others may independently develop similar technology, duplicate our products, or design around our intellectual property rights. In addition, unauthorized parties may attempt to copy aspects of our product and installation services or to obtain and use information that we regard as proprietary. Any of these events could significantly harm our business, financial condition and operating results.

We may also reliance on technologies that we acquire from others. We may rely on third parties for further required technologies. We may purchase a computer's logic component or other technological devices from outside sources and will need to pay annual fees to enable us to get updates'/upgrades and technical support to the logic portion of the system or device. We may find it necessary or desirable in the future to obtain licenses or other rights relating to one or more if our products or to current or future technologies. These licenses or other rights may not be available on commercially reasonable terms or at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, financial condition and operating results. Moreover, the use of intellectual property licensed from third parties may limit our ability to protect the proprietary rights in our products.

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We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our future success depends on our ability to retain our key employees.

We are dependent on the services of Ardell Mees, our Chief Executive Officer and member of our Board. Other than non-compete provisions of limited duration included in employment agreements that we may or will have with certain executives, we do not generally seek non-compete agreements with key personnel, and they may leave and subsequently compete against us. The loss of service of any of our senior management team, particularly those who are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on our business.

We may be unable to attract and retain the skilled employees needed to sustain and grow our business.

Our success to date has largely depended on, and will continue to depend on, the skills, efforts and motivations of our executive team and employees, who generally have significant experience with our Company and within the construction and installation of grocery store decor industry. Our success will also depend largely on our ability to attract and retain highly qualified interior decoration engineers and construction contractors and general corporate management personnel. We may find difficulties in locating and hiring qualified grocery store decor personnel and in retaining such personnelonce hired, which may materially and adversely affect our business.

We may need additional capital in the future, but there is no assurance that funds will be available on acceptable terms, or at all.

We may need to raise additional funds in order to achieve growth or fund other business initiatives. This financing may not be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders if raised through additional equity offerings. Additionally, any securities issued to raise funds may have rights, preferences or privileges senior to those of existing stockholders. If adequate funds are not available or are not available on acceptable terms, our ability to expand, develop or enhance services or products, or respond to competitive pressures may be materially limited.

We are not raising any funds in this offering and paying offering expenses, which could limit our available cash.

As of June 30, 2013, we had current assets of $11,180 consisting of cash. As of December 31, 2012, we had current assets of $11,362 consisting of cash. We will not receive any proceeds from this offering, and we will be paying the estimated offering expenses of $20,000.00 The offering expenses of $20,000 will reduce our current assets and available cash. Therefore, we may be in worse financial condition following this offering than we were prior to commencement of this offering.

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Any existing indebtedness could adversely affect our financial condition and we may not be able to fulfill our debt obligations.

Any proposed indebtedness may contain various covenants that may limit our ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or make other distributions to our stockholders; (iii) make restricted payments; (iv) engage in transactions with affiliates; and (v) enter into proposed business transactions or combinations. These restrictions could limit our ability to withstand general economic downturns that could affect our business, obtain future financing, make acquisitions or capital expenditures, conduct operations or otherwise capitalize on business opportunities that may arise. Additionally, if we incur substantial debt for working capital purposes, we may use a significant portion of our cash flow to pay interest on our outstanding debt, limiting the amount available for working capital, capital expenditures and other general corporate purposes.

We may be more vulnerable to adverse economic conditions than less leveraged competitors and thus less able to withstand competitive pressures. If our cash flow is inadequate to make interest and principal payments on our debt, we might have to refinance our indebtedness or issue additional equity or other securities and may not be successful in those efforts or may not obtain terms favorable to us. Additionally, our ability to finance working capital needs and general corporate purposes for the public and private markets, as well as the associated cost of funding, is dependent, in part, on our credit ratings, which may be adversely affected if we experience declining service revenue. Any of these events could reduce our ability to generate cash available for investment or debt repayment or to make improvements or respond to events that would enhance profitability.

Risks Related To This Offering

There is no market for our shares of common stock and we may never develop a market, which would render investors’ investment illiquid.

SEC Rule 15c2-11 was designed to allow non-reporting company's securities to be quoted on The Financial Industry Regulatory Authority ("FINRA") Over-the-Counter Bulletin Board or other market by filing disclosures. Rule 15c2-11 requires market makers to review basic issuer information prior to publishing quotations for the issuer's securities. Market makers must have a reasonable basis for believing that the information is accurate and from reliance sources.

If a security has eligible status, it means one or more market makers has received clearance to quote the issue on the OTC Bulletin Board within the last 30 days. During the "eligible" period, a frequency-of-quotation test is administered. The frequency-of-quotation test is based on whether a broker/dealer has itself published quotations in the security in the applicable interdealer quotation system on at least 12 business days during the preceding 30 calendar days with not more than four consecutive business days without quotations. Once this criteria has been satisfied, authorized participants may register online in a security. As long as the security remains in an "active" state, any participant may quote the security without a Form 211 submission.

Our common shares are not listed on any stock market or exchange, making the selling and trading of our shares exceedingly difficult. Without a secondary market, one is not easily able to sell or trade our shares after purchasing them, and therefore may be stuck with their shares, rendering them illiquid. A market maker has verbally agreed (but is not bound by such agreement) to submit a Form 211 application for a priced quotation on a market on our behalf, but there is no guarantee that our application will be approved. And even if we are accepted, quotation on a market doesn't assure that a meaningful market will be created and sustained. It is common, in fact, for newly listed companies to have a non-existent trading volume on any given day.

Any future market price for our shares may be volatile.

In the event we obtain a listing on an exchange , the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our financial literacy products; (iv) changes in the economic performance or market valuations of companies specializing in the financial literacy education industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) fluctuations of exchange rates between foreign currency and the U.S. dollar; (viii) litigation related to any intellectual property; and (ix) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.  Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

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Our common stock will be classified as a “penny stock” under SEC rules which will limits the market for our common stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock

Purchasers in this offering will have limited control over decision making because Ardell Mees control a majority of our issued and outstanding common stock.

Presently, Ardell Mees, our Chief Executive Officer and director, beneficially owns approximately 36.5% of the total issued and outstanding shares of common stock. In addition to his common stock ownership, Ardell Mees owns 20,000,000 Series A Convertible Preferred Shares which can be converted 10 to 1 into common shares, which would result in an additional 200,000,000 common shares being issued. If Ardell Mees converted all of his Series A Convertible Preferred Shares to common stock, he would own approximately 76.46% of the issued and outstanding common stock. The other officer of the Copmany, Tammera Mees owns approximately 18.68% of the outstanding common stock. In the event that all 2,000,000 common shares offered by Ardell Mees were sold in the offering, his ownership which includes the if-converted Series A Preferred Stock, combined with Tammera Mees stock ownership would be approximately 82.76%. Because of such ownership, investors in this offering will have limited control over matters requiring approval by our shareholders, including the election of directors. Such control may also make it difficult for our shareholders to receive a premium for their shares of common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of California law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our Chief Executive Officer/President/Chief Financial Officer has little or no experience managing a public reporting company and may not be fully aware of all the requirements under the Securities Exchange Act of 1934, as amended, including those regarding internal controls.

Our President/Chief Executive Officer/Chief Financial Officer has not has previously managed a public reporting company and, therefore, will need to rely on the expertise of others, including our outside accountant, auditors and legal counsel, regarding preparation of reports under the Securities Exchange Act, preparation of financial statements according to U.S. GAAP, establishment of internal controls and procedures, and overall compliance with the Sarbanes-Oxley Act.

We are not a fully reporting company under the Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d)

Until our common stock is registered under the Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.  Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the Securities and Exchange Commission when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investor who buy securities in registered offering are provided with

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the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations i.e, under Section 13 of the Exchange Act.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act.  Management of the Company, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the Company’s Board of Directors.

The fixed offering price of $1.00 may not reflect the market price of our shares after the offering. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB Market concurrently with the filing of this prospectus. In order to be quoted on the OTCQB Market, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved.

DILUTION

The shares that are currently being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact on the Company’s current shareholders as a result of re-sales by the selling shareholders of their shares under this registration statement.

If the company finds it necessary to raise additional funds, dilution may occur to some or all existing shareholders, including purchasers of shares offered in this offering, depending upon the price at which such shares are sold in the future.

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SELLING SECURITY HOLDERS

The following table presents information regarding the Selling Security Holders and their relationship to the Company.

			(C) Percentage of		(E) Percentage of
			Outstanding		Outstanding
		(B) Shares	Shares		Shares
		Beneficially	Beneficially	(D) Shares to	Beneficially
(A) Selling	Relationship	Owned Before	Owned Before	be sold in the	Owned After
Securities Holders	to Issuer	the Offering(1)	the Offering (1)	Offering (2)	the Offering
Ardell Mees	CEO	43,000,000	76.46%	2,000,000	75.84%
		43,000,000	76.46%	2,000,000	75.84%

(1)	The percentage ownership is based on a total of 317,795,000 shares of our common stock outstanding as of October 8, 2013, which includes 200,000,000 shares of common stock that would be issued if all the outstanding preferred stock was converted, as described in footnote (3). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Note that affiliates are subject to Insider trading regulations - percentage computation is for form purposes only.

(2) (3)

Selling Security Holders:

Ardell Mees, Chief Executive Officer

The Company has 20,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, which the holder has conversion rights of 10 to 1. The Company’s Chief Executive Officer, Ardell Mees, owns all of the 20,000,000 issued and outstanding Series A Convertible Preferred Stock.

PLAN OF DISTRIBUTION

To be quoted on the Over-the-Counter Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf.

The shares are not currently quoted by a market maker on any stock exchange. However we will seek to have the shares quoted by a market maker on the Over-the-Counter-Bulletin Board immediately following the effectiveness of this registration statement. Each selling stockholder and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	settlement of short sales;
-	broker- dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
-	a combination of any such methods of sale;
-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
-	Any other method permitted pursuant to applicable law.

The selling stockholder Ardell Mees, Chief Executive Officer of the Company, may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The shares of common stock held of record by Mr. Mees will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering the resale of such shares; or (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of its common stock. There is a six month holding period for a reporting company and a one year holding period under Rule 144 for a non-reporting company during which the subject securities may not be sold. After the holding period, an affiliate of the Company, including officers and directors, may sell their respective shares under Rule 144 volume limitations. The number of securities which may be sold by an affiliate during any three month period cannot exceed the greater of 1% of the outstanding shares or, if the class is listed on a stock exchange, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144. Over-the-counter stocks, including those quoted on the OTC MM and the Pink Sheets, can only be sold using the 1% measurement.

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Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder may be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the Securities Act of 1933 (the “33 Act”), as interpreted by SEC rules and regulations, Selling Shareholders are not allowed to sell their shares of the Company Short into any existing public market for the Company’s common stock, (or “against the box”), before this registration statement is declared effective, as to do so would constitute a violation of Section 5 of the 33 Act.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

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Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution of it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $30,500.00, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common

LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, director nominees.

Name	Age	Position
Ardell Mees	57	Chief Executive Officer, Chief Financial Officer and Member of the Board of Directors
Tammera Anne Mees	52	Secretary and Member of the Board of Directors
Larry Aamold	52	Director
Chramaine Matteis	29	Director

Biographical Information for Ardell Mees

Ardell D. Mees has been our Chief Executive Officer, Treasurer and Director since our inception. Mr. Mees originally founded our company’s original predecessor, ADM Enterprises, a Sole Proprietorship, in 1988. At all times, in the 25 year history of this company, Mr. Mees has maintained and has been responsible for all the day-to-day operations of the Company. In 2006, our company redomiciled to the State of Nevada and changed our name to ADM Endeavors, Inc. Mr. Mees has specialized training as a decor installation contractor. He acts as Chief Installer on a majority of our installation projects. He is responsible for securing and maintaining relationships with our contracted grocers, design firms and remodelers. Mr. Mees maintains the upkeep of the installation equipment and vehicles. Additionally Mr. Mees is responsible for transporting the company vehicles and utility trailers, with tools and parts, to and from job sites across the United States. He also maintains the Company vehicles, customer accounts, and handles all public relations with clients. In addition, Mr. Mees coordinates and oversees all onsite installations, and is responsible for the costing and bidding process. The attributes and experience Mr. Mees possesses makes him a valuable Director of the Company.

Biographical Information for Tammera Anne Mees

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Tammera Mees has been the Company’s Secretary and Director since its inception. Her duties for the last 23 years have included managing the Company’s finances which include but are not limited to; processing accounts receivable, accounts payable, project estimating, bidding and scheduling. Tammera Mees attended the University of North Dakota studying Business Management and has had 27 years of office management experience that gives her the necessary experience to keep the business well managed and coordinated. Tammera has worked onsite with Ardell on many projects since 1990 and understands the project requirements and timelines giving her an advantage of estimating the projects accordingly. Tammera’s vast knowledge and expertise in the interior design industry allows her to be a valuable officer and director of the Company.

Biographical Information for Larry Aamold

Larry Aamold was appointed to the Board of Director in June of 2013. Since 1989, Larry has worked as a self-employed construction contractor under the name Larry Aamold Construction. Larry’s experience ranges from framing houses to finish work and commercial construction. In 1989, he subcontracted installation work through ADM and has worked on numerous projects for ADM since that time. Larry was brought onto the Board of Directors to take advantage of his vast construction expertise and knowledge as the company expands. Larry will manage and supervise the construction aspect of the Company’s future planned operations.

Biographical Information for Chramaine Matteis

Chramaine Matteis was appointed to the Board of Director’s in June of 2013. From 2003 to present, she has managed three Comfort Inn properties in Bismarck, ND. In this position she oversees and is responsible for all day to day operations of the three properties which include employee supervision, payroll, financial reporting, and finances. Chramaine’s back office experience combined with her ability to manage multiple locations will be invaluable to the company Board of Directors. Chramaine will manage the additional personal needed once the Company expands with its future planned operation.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
(4)	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES: AUDIT COMMITTEE FINANCIAL EXPERT.

The Company does not currently have an Audit Committee.

CODE OF ETHICS

The Company has not adopted a Code of Ethics.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 8, 2013, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) the Company’s directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is correct. As of the date of this Prospectus, there are 117,795,000 shares of common stock issued and outstanding.

Name and Address(1)	Number of Shares Beneficially Owned	Class	Percentage of Class Before Offering (2) (3)	Percentage of Class After Offering (2)
Mees, Ardell CEO and Director	43,000,000	Common	36.50%	34.81%
Mees, Tammera Secretary and Director	22,000,000	Common	18.68%	18.68%
Mees, Ardell CEO and Director	20,000,000	Preferred	100%	100%

McConachie, Addie	11,000,000	Common	9.34%	9.34%

All directors and executive officers	65,000,000	Common	55.18%	53.49%
All directors and executive officers (3)	20,000,000	Preferred	100%	100%
*Denotes less than 1%

  Unless noted otherwise, the address for all persons listed is c/o the Company at 2021 N 3rd St., Bismarck, ND 58501

  The above percentages are based on 117,795,000 shares of common stock outstanding as October 8, 2013.

  The above percentages are based on 20,000,000 shares of preferred stock outstanding as of October 8, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

Related Party Transactions

Share Exchange Agreement

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. Since the share exchange agreement was between related parties, there was no goodwill or excess consideration recorded.

Shares issued for consulting services

On June 7, 2013, the Company issued 2,250,000 shares to Calvin Mees for consulting services. Calvin Mees is the brother of the Company’s CEO Ardell Mees.

Shares issued to Chief Executive Officer for services

On June 10, 2013, the Company issued 20,000,000 Series A Convertible Preferred Shares to the Company’s CEO Ardell Mees, for executive services provided to the Company up until the date of issuance.

Employment Agreement with Chief Executive Officer

On January 3, 2011, the Company executed a 2 year employment agreement with its CEO. As compensation for services, the CEO will receive an annual base salary of $72,000, with potential bonuses. For the periods ended June 30, 2013 and December 31, 2012 the Company paid $-0- in officer salary.

Free office space provided by chief executive officer

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The Company has been provided office space by its chief executive officer Ardell Mees at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Director Independence

At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only two directors. It is the intention of the Company to implement a policy that a majority of the Board member be independent of the Company’s management as the member’s of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock and 80,000,000 shares of preferred stock, both $0.001 par values per share. As of October 8, 2013, there were 117,795,000 outstanding shares of common stock and 20,000,000 outstanding shares of Preferred Stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

We are authorized by our Articles of Incorporation to issue 800,000,000 shares of common stock, par value $0.001 per share. As of October 8, 2013 there were 117,795,000 shares of common stock issued and outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, pre-emptive or subscription rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized by our Articles of Incorporation to issue 80,000,000 shares of Preferred stock, par value $0.001 per share.

On June 5, 2013, the Company designated 80,000,000 preferred shares as Series A Convertible Preferred Stock which has the voting power equal to 100 common shares per each share of preferred stock. Each Series A Convertible Preferred Stock is convertible into 10 common shares at any time by the holder. As of October 8, 2013 there were 20,000,000 shares of Series A Convertible Preferred Stock issued and outstanding. Authority shall be vested in the Board of Directors to designate the voting powers, designations, preferences, limitations, restrictions, and rights of preferred stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

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Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or private offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Transfer Agent and Registrar

Nevada Agency & Trust Company

50 West Liberty

Ste. 880

Reno, Nevada 89501

Telephone: 775-322-0626

Facsimile: 775-322-5623

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws include an indemnification provision under which we have agreed to indemnify our directors and officers and hold them harmless from and against claims arising from or related to acts or omissions while a director or officer of the Company, including costs and legal expenses, to the fullest extent permitted by Nevada Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2012 and 2011 have been audited by Patrick Rodgers, CPA, PA. The reports of Patrick Rodgers, CPA, PA are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion solely regarding validity of the shares offered herein has been provided by Diane Dalmy and has been filed with the Registration Statement.

INFORMATION WITH RESPECT TO ADM ENDEAVORS, INC.

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Description of Business

Our Background.

We began operations in 1988, under the ownership and control of Ardell Mees, who provided installation services to grocery decor design companies. As our reputation for excellent workmanship has grown, we have expanded our operations to serve a larger geographic region. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On January 5, 2001, we acquired all of the assets of ADM Enterprises, Inc., the sole proprietorship owned by Ardell and Tammera Mees in exchange for 10,000,000 newly issued shares of our common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. ADM Endeavors, Inc. is a Nevada corporation and was redomiciled to the State of Nevada on May 9, 2006.

Our Business

We provide customized construction and installation of grocery store decor for both new and renovated grocery stores. Our service and expertise include the installation of grocery checkout stands, grid ceilings, cart-stops, shelving, customer service counter, office cabinetry and other grocery store equipment and fixtures. Our clients primarily consist of design companies, most of whom are subsidiaries of major retail grocery chains, or are affiliated with Associated Wholesale Grocers, the nation's second largest retailer-owned grocery wholesaler. We believe that our success is the result of both our quality installation of grocery equipment and fixtures, and high level of personal service that we provide to our customers. We receive bid requests from all regions of the United States. Therefore, we are seeking to expand our operations to service additional geographic areas.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees and equipment so that we may accommodate our expanded customer base. We anticipate that we will establish an online presence to increase our market visibility and corporate recognition. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions.

Use of Grocery Decor Installation Services in the Construction and Remodeling Industry. The retail grocery industry is highly competitive and requires constant innovations to attract and retain customers. Accordingly, neighborhood markets battle for patrons by catering to customers' desires for a modern, clean, and convenient shopping experience. Grocery stores, therefore, typically renovate every five to six years to maintain a new image.

In the past, store workers, painters or carpenters installed decor items. However, as the designs and materials became increasingly elaborate, the need for specialized and experienced installers grew. The installation process requires that an installer have special knowledge of various aspects of construction, including framing, finishing, and remodeling. Additionally, knowledge of standards for product usage, hanging methods and quality control are extremely helpful. As a result of the frequency of store renovations, coupled with the complexity of the items being installed secures the demand for custom installation services.

Our Installation Services

Our services are frequently employed in conjunction with construction and renovation companies assisting in the building or remodeling process. Design companies frequently engage our services to effect the installation of various decor items, such as interior signs, countertops and the like. Grocers engage our installation expertise to insure the proper installation of checkout stands, grid ceilings, cart-stops, shelving, customer service counters and office cabinetry.

Our Standard of Installation

We believe that our success can be attributed to the high degree of quality and excellence exacted during the installation process. Our management's specialized experience in building stores in shopping centers and various aspects of construction, such as framing, finishing, concrete work and remodeling have been emphasized to employees during their training. Our management also possesses specialized skill and knowledge regarding paints, materials, adhesives, and fasteners used in décor installation. As a result of our management's experience, our employees are able to exercise a higher degree of quality and skill when performing installation services.

Our Target Markets and Marketing Strategy

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We believe that our primary target market will consist of various large retail grocers who have markets and stores located nationwide. We believe that our current customers will be a source of referrals and that new contracts will arise as a result of our ability to offer the most cost efficient and quality effective bid.

Growth Strategy

Our objective is to become a dominant provider of grocery décor services accompanied by reliable personal service. Our strategy is to continue providing clients with quality and cost-effective installation services. Key elements of our strategy include:

  increase our relationships with grocer decor design companies and retail grocery chains;
  increase our relationships with the construction and
  renovation companies servicing the retail grocers;
  provide additional installation services for smaller businesses; and pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our expansion and business development. For example, a potential joint venture candidate could include the manufacturer of grocer decor or fixtures, such as checkout counters.

We have not taken any steps to accomplish our growth strategy.

Our Competition

We believe that the installation business competes on price, reputation for quality, timeliness, familiarity with retail construction, the availability of aggregate materials and financial strength. We believe that we compete favorably on the basis of the foregoing factors. The market for construction services, particularly services to national retail chains, is highly competitive. Several of our competitors are larger, better known and have substantially greater marketing, financial, personnel and other resources, including established reputations and working relationships, than we do. We cannot guaranty that our services will continue to be competitive in the market place. Our primary competitor in our respective market area of the Midwest is PFI, Inc., based in Denver, Colorado.

Government Regulation

We are subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although our current operations have not been significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our operations.

Our Research and Development

We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future.

Intellectual Property

We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that these agreements will not be breached;
  we would have adequate remedies for any breach; or
  our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

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Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not done in the ordinary course of business pertaining to the Company.

Employees

We currently have 2 employees.

Description of Property

The company currently maintains its’ principle office at 2021 N. 3rd St. Bismarck, N.D 58501. At this location Ardell D. Mees provides 2 office spaces for the exclusive use of the company. No monthly fee is being charged to the company as management believes such cost is nominal and so forth does not recognize any rent expense in the financial statements. The company rents 1 storage unit for exclusive use of the company in Mandan, N.D for a total cost of $1,560 per year

Legal Proceedings

There are no current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations.

Going Concern

The Company’s management as well as the independent auditors believe it not necessary to include an explanatory paragraph in the notes to the financial statements for the period ended June 30, 2013 with respect to the Company’s ability to continue as a going concern.

Forward Looking Statements

Except for historical information, the following Plan of Operation contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations". We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors".

Revenues

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Revenues for the six months ended June 30, 2013 were $57,264 compared to $154,488 for the six months ended June 30, 2012 which was a decrease of $97,224. The decrease in revenues was a result of a few factors. The first factor is due to the lingering effects of the US recession. Big national supermarket chains have been inconsistent and slow with their scheduled remodeling projects. Another factor is that the Company lost out on a few contracts due to being under bid by competitors. The Company plans to increase its sales presence in these battle ground areas of the mid-western United States. Currently, the Company has to travel to from its only office in North Dakota to the mid-west to bid and compete for sales. The Company plans to use funds from this offering to open a satellite office in the mid-western region whereby they could then aggressively bid on projects easier and more efficiently. The Company also plans to mitigate the uncertainty of the U.S. economy by increasing its customer base to include mid-sized grocery chains as well.

When revenues for the six months ended June 30, 2013 are annualized they fall substantially short of the revenues for the year ended December 31, 2012. The Company does not anticipate to match the revenues earned achieved in 2012 in the current year. The large national supermarket chains usually remodel their stores every (4) four to (6) six years. The Company has noticed that national chains will more typically begin remodeling projects in the second half of the year, with completion before the holiday season. The majority of the Company’s revenues are derived from Super Valu, Inc or Associated Wholesale Grocers which are 2 of many interior grocery store décor design companies. The contracts we are awarded can be anywhere from 1 week to 1 month, depending on how large the store is. It normally takes 21-30 days upon completion of projects to be paid in full. That said, the Company will use funds raised in this offering to start new projects that it currently cannot, due liquidity concerns being the Company has to put up the money to complete the projects before being paid.

The Company generated $225,415 in revenues for the year ended December 31, 2012 as compared to $162,290 in revenues for the year ended December 31, 2011 which was an increase of $63,125. The increase in revenues was the result of the Company executing more design contracts due to its increased efforts to competitively bid on contracts. In 2012, the Company reduced its margins to better compete with its competitors. The Company is refining its bidding technique and believes in the long run it will be able to obtain more contracts than its competitors and provide a better service using its expertise and deep knowledge of the industry.

Cost of Revenues

The gross margin for the six months ended June 30, 2013 was 65% of sales compared to 63% for the six months ended June 30, 2012. The increase was marginal. The Company closely monitors its cost of revenues and anticipates the gross margin will decrease in the first two years as the Company expands operations. The Company believes once it gets a foothold in the mid-west with its proposed satellite office, it will generate higher revenues while increasing the current gross margin. Currently, the Company has a high travel cost due to the distance to jobsites and potential customers. With an investment in a satellite office, the Company will be able to lower its travel expenses. Currently, the greatest costs of revenues are subcontracting fees and travel costs to the mid-western USA where a majority of the large customers are located. The Company plans to hire and train a few select sales managers who would work out of the satellite office. They will then be closer to the action where they can efficiently oversee future projects. Currently, the executives of the Company are traveling long distances to oversee the majority of the larger job sites.

The gross margin for the year ended December 31, 2012 was 65% of sales compared to 60% in 2011. The increase was due to less travel costs because the majority of the contracts in 2012 were closer to their main offices in North Dakota.

Operating Activities

For the six months ended June 30, 2013 and 2012

Total operating loss for the six months ended June 30, 2013 were $5,588,980 as compared to the six months ended June 30, 2012 of $13,386 which was an increase in loss of $5,575,594. The majority of the increase in loss was attributable to the stock for services expense.

General and administrative expense were $27,870 for the six months ended June 30, 2013 as compared to $56,046 for the six months ended June 30, 2012, resulting in a decrease of $28,176. The decrease was the result of slower operations which was a direct result from fewer design contracts.

Consulting expense was $562,500 for the six months ended June 30, 2013 as compared to $0 for the six months ended June 30, 2012, resulting in an increase of $562,500. The increase was the result of the Company issuing 2,250,000 common shares to a consultant for services rendered in the period.

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Officer compensation was $56,000 for the six months ended June 30, 2013 as compared to $36,000 for the six months ended June 30, 2012, resulting in an increase of $20,000. The increase was entirely related to the Company issuing 20,000,000 preferred shares to an officer of the Company for executive services rendered in the period. The shares were valued at par $.001 which resulted in an officer compensation expense of $20,000.

For the years ended December 31, 2012 and 2011

Total operating loss for the year ended December 31, 2012 was $12,207 as compared to the year ended December 31, 2011 of $42,501 which was a decrease in loss of $30,294. The overall decrease in loss was due to higher revenues for the fiscal year 2012 as compared to 2011. The Company won more bids on design contracts in 2012 as compared to 2011.

General and administrative expenses for the year ended December 31, 2012 were $67,280 compared to $54,741 for the year ended December 31, 2011, resulting in an increase of $12,539. The increase was the result of more operations due to the higher numbers of executed design contracts.

Travel expense for the year ended December 31, 2012 were $20,064 compared to $13,054 for the year ended December 31, 2011, resulting in an increase of $7,010. The increase was from additional traveling to the mid-western United States to bid on potential contracts. This cost of travel is being expensed compared to the travel costs to and from the job site once the contract is obtained which is being recorded as a cost of revenues expense.

Officer compensation for the year ended December 31, 2012 were $72,000 compared to $72,000 for the year ended December 31, 2011. The Company accrued a salary of $72,000 pursuant to an employment agreement with its CEO, Ardell Mees. The Company paid Ardell Mess $15,823 and $0 in cash payments toward his salary obligation for the years ended December 31, 2012 and 2011.

Liquidity and Capital Resources

For the six months ended June 30, 2013 and 2012

Our cash balance is $11,180 as of June 30, 2013 as compared to $11,362 as of December 31, 2012. Management believes it will need additional funding to support operating activities in the next twelve months. The Company plans to hire and train future sales managers who will work from a satellite office in the mid-western United States. This will strategically position the Company to increase revenues while controlling travel costs.

As of June 30, 2013, total current assets were $11,180 as compared to $11,362 at December 31, 2012. The immaterial decrease of $182 was from the cash balance entirely.

As of June 30, 2013, total current liabilities were $154,015 as compared to $128,177 at December 31, 2012. The increase was from the accrued salary to the Company’s Chief Executive Officer.

During the six months ended June 30, 2013, net cash used by operating activities was $9,980 as compared to the six months ended June 30, 2012 of $22,317.

During the six months ended June 30, 2013, net cash used by financing activities were $10,162 which consisted of $16,288 from proceeds from shareholder loans and $26,450 in payments toward shareholder loans. During the six months ended June 30, 2012, net cash used by financing activities were $26,399 which consisted of $8,001 in proceeds from shareholder loans and $34,400 in payments toward shareholder loans.

For the years ended December 31, 2012 and 2011

Our cash balance is $11,362 as of December 31, 2012. We generated $225,415 and $162,290 in revenues during the years ended December 31, 2012 and 2011. Management does not believe it has adequate funds available to fund operations for the next twelve months. The Company is seeking to secure additional funds to execute its planned expanded operations in the near future.

As of December 31, 2012, total current assets were $11,362 which consisted of cash. As of December 31, 2011, total current assets were $8,448 which also consisted of cash.

As of December 31, 2012, total current liabilities were $128,177, which consisted of $128,177 in accrued expenses. As of December 31, 2011, total current liabilities were $109,069 which consisted of $37,069 in shareholder loans and $72,000 of accrued expenses.

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During the year ended December 31, 2012, net cash used by operating activities was $60,406 as compared to the year ended December 31, 2011 of $36,437.

During the year ended December 31, 2012, net cash used by financing activities were $52,892 which consisted of $11,570 from proceeds from shareholder loans and $64,462 in payments toward shareholder loans. During the year ended December 31, 20112, net cash used by financing activities were $54,806 which consisted of $4,908 in proceeds from shareholder loans and $59,714 in payments toward shareholder loans.

Set forth below is a table indicating the cash amounts from Private placement of common stock, received by the Company from inception to October 8, 2013, with the identity of each lender or share purchaser set forth. The Company has no commitments from such persons for further funding, and it is unknown whether such persons might lend further sums or purchase additional share in the Company if needed in the future.

		Common Shares	Amount
Name	Address	Purchased	Paid	Price	Consideration
BAHMILLER, MARK	609 Mustang Dr., Bismarck ND, 58501	8,000	2,000	$0.25	Cash
BAKER, DANIEL	1901 Lincoln Place, Mandan ND, 58554	2,000	500	$0.25	Cash
BECKER, TODD	1210 Restful Dr., Bismarck ND, 58501	4,000	1,000	$0.25	Cash
BECKER, WADE	515 Green Field Lane, Bismarck ND, 58501	4,000	1,000	$0.25	Cash
BOEHM, CLYDE	2650 County Rd. 139A, Mandan ND, 58554	4,000	1,000	$0.25	Cash
BRUCKER, BRUCE	900 21St St. SE, Mandan ND, 58554	4,000	1,000	$0.25	Cash
GEIGER, ROBERT	2701 8th Ave NW, Mandan ND, 58554	4,000	1,000	$0.25	Cash
GEISS, BRENT	615 E. Wachter Ave, Bismarck ND, 58504	4,000	1,000	$0.25	Cash
GROVE, MARK	3513 Hwy 25, Mandan ND, 58554	4,000	1,000	$0.25	Cash
HAHNE, KEVIN	1306 1st St. NE, Mandan ND, 58554	4,000	1,000	$0.25	Cash
HOWRY, ROBERT	100 3rd St SW Lot C51, Mandan ND, 58554	4,000	1,000	$0.25	Cash
HOWRY, STEVEN	200 11th St NE Mandan ND, 58554	8,000	2,000	$0.25	Cash
LEIER, KURT	2115 W Harbor Dr., Bismarck ND, 58501	4,000	1,000	$0.25	Cash
MADLER, TREVOR	1418 Laurel Ave, St Paul Park MN, 55071	4,000	1,000	$0.25	Cash
MESSMER, SHAWN	933 Chambly Ave, Bismarck ND, 58501	4,000	1,000	$0.25	Cash
MOUM, DAVID	612 Weatherby Way, Bismarck ND 58503	4,000	1,000	$0.25	Cash
PITTENGER, WESLEY	706 3rd Ave. NW, Mandan ND, 58554	4,000	1,000	$0.25	Cash
SAUNDERS, DAN	1928 Oakland Dr., Bismarck ND, 58501	8,000	2,000	$0.25	Cash
SAUNDERS, DON	9426 Hallmark Ave. S, Cottage Grove MN, 55016	8,000	2,000	$0.25	Cash
SCHMIDT, MARK	1605 Sunset Dr., Mandan ND, 58554	4,000	1,000	$0.25	Cash
SETTERLUND, MARK	1402 Monte Dr., Mandan ND, 58554	8,000	2,000	$0.25	Cash
SLIC	208 5th Ave NW Ste #2000	8,000	2,000	$0.25	Cash
STP INVESTMENTS	1640 E Capitol Ave., Bismarck ND, 58501	4,000	1,000	$0.25	Cash
VOGEL, CHAD	9426 Hallmark Ave. S, Cottage Grove MN, 55016	8,000	2,000	$0.25	Cash
VOGEL, WADE	1108 27th St NW, Mandan ND, 58554	4,000	1,000	$0.25	Cash
WOLFF, STEVEN	208 5th Ave NW, Mandan ND, 58554	4,000	1,000	$0.25	Cash

TOTALS		130,000	$32,500

In each case the recipients of the above shares were accredited investors, and the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  All shares were issued with a restrictive legend.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable related to the products and services sold are recorded at the time revenue is recognized, and are presented on the balance sheet net of allowance for doubtful accounts. The ultimate collection of the receivable may not be known for several months after services have been provided and billed.

The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, analyses of current and historical cash collections, and the aging of receivables. Delinquent accounts are written-off when the likelihood for collection is remote and/or when the Company believes collection efforts have been fully exhausted and the Company does not intend to devote any additional efforts in an attempt to collect the receivable. The Company adjusts their allowance for doubtful accounts balance on a quarterly basis.

Furniture Fixtures & Equipment

Furniture fixtures and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of furniture fixtures and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of computer equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Automobiles

Automobiles are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of automobiles is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of automobiles, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which includes intellectual property, furniture, fixtures, equipment, and automobiles is reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

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The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of June 30, 2013, December 31, 2012 and December 31, 2011.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were potentially 200,000,000 dilutive shares outstanding as of June 30, 2013 deriving from 20,000,000 issued and outstanding Series A Convertible Preferred Shares which hold a conversion rate of 10 to 1. There were potentially no dilutive shares outstanding as of December 31, 2012, respectively.

Recent Accounting Pronouncements

We have decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbane s-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Executive Compensation

The current Board of Directors is comprised of Ardell Mees and Tammera Mees.

The following table summarizes compensation paid to our board directors for the six months ended June 30, 2013 and years ended December 31, 2012 and 2011.

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Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ardell Mees,	2013	$-	-	-		$-	-	$-	$-	$-
CEO	2012	$15,823	-	-		$-	-	$-	$-	$15,823
	2011	$-	-	-		$-	-	$-	$-	$-

Tammera Mees,	2013	$-	-	-	$		-	$-	$-	$-
Secretary	2012	$-	-	-		$-	-	$-	$-	$-
	2011	$-	-	-		$-	-	$-	$-	$-

Employment Agreements

On January 3, 2011, the Company executed a 2 year employment agreement with its CEO Ardell Mees. As compensation for services, the Mr. Mees will receive an annual base salary of $72,000, with potential bonuses. For the years ended December 31, 2012 and 2011 the Company accrued a salary of $72,000. The Company made cash payments to Mr. Mees in the amounts of $15,823 and $-0- in the years ended December 31, 2012 and 2011.

Retirement

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Stock Option Plans

There are no stock option plans.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$385.00
Accounting & Administrative expenses	$25,000.00
Legal fees	$5,000.00
Total	$30,385.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s By-Laws allow for the indemnification of its officers and/or directors in regards to their carrying out the duties of their office. The Board of Directors will make determination regarding the Indemnification of a director, officer or employee as is proper under the circumstances if he or she has met the applicable standard of conduct set forth in Nevada Revised Statutes.

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

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Limitation of Liability for Officers and Directors.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director if he (i) is not liable under NRS 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. If the NRS, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the NRS, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this section (b) with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the NRS, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

If a claim under Paragraph (1) of this Section (b) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant, may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to such any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct that makes it permissible under the NRS, or any other applicable law, for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because he or she has met the applicable standard of conduct set forth in the NRS, or any other applicable law, nor an actual determination by the Company (including the Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NRS, or any other applicable law.

The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Company.

Any repeal or modification of this Section (b) by the stockholders of the Company shall not adversely affect any right or protection of a director, officer, employee or agent of the Company existing at the time of such repeal or modification.

The effect of these provisions may be to eliminate the rights of the Company and its stockholders (through stockholder derivative suits on behalf of the Company) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception on May 9, 2006, the Company has had the following unregistered sales of its securities, in each case in reliance on the exemption from registration provided by section 4(2) of the Securities Act of 1933.

A.	A total of 130,000 shares of common stock were issued to a total of 26 sophisticated investors for cash, at a price per share of $0.25, for a total of $32,500 in net proceeds between January 25, 2001 and February 17, 2001, in private placement transactions relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and all shares were issued with a restrictive legend.

B.

A total of 107,665,000 shares were issued to a total of 58 sophisticated investors in exchange for services rendered to the Company between May 9, 2006 and October 8, 2013. Of the 107,665,000 share issued, 55,000,000 were issued to the Company’s founders Ardell Mees and Tammera Mees. These shares were valued at par $0.001 which resulted in an expense of 55,000 being recognized. Of the 107,665,000 shares issued for services, 50,545,000 shares were issued for consulting services to non-related parties. These services were completed prior to the issuance date, which resulted in an expense of $12,362,250 being recognized. The shares were valued at $0.25 which was the average share price paid by cash investors. Of the 107,665,00 shares issued for services, 2,250,000 shares were to a related party for consulting services provided in the first half of 2013. These shares were valued at $.25, the average share price paid by cash investors, which resulted in an consulting expense of $562,500 being recognized. None of the sophisticated investors are in the business of raising money for investment activities and therefore were not promoters.  All shares were privately issued with a restrictive legend, in reliance on the Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On June 10, 2013, the Company issued 20,000,000 restricted preferred shares to its CEO for executive services performed and completed as of the date of issuance. The shares were valued at par $0.001 which resulted in an expense of $20,000 being recognized. The shares were privately issued with a restrictive legend, in reliance on the Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

C.

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. The shares were privately issued with a restrictive legend, in reliance on the Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

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In instances described above where we issued securities in reliance upon Section 4(2) under, the Securities Act, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the sale of the stock took place directly between the offeree and us, (f) the offeree in each cash was sophisticated, able to bear the risks of investment, and able to fend for himself; (g) all shares were taken for investment and not with a view to distribution, and appropriate legends were placed on all share certificates, (h) in each case the Company has a significant and long lasting relationship with the investor prior to issuance.

EXHIBITS

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation	Filed herewith
3.2	By-Laws	Filed herewith
5.1	Opinion re: Legality	Filed herewith
10.1	Share Exchange Agreement	Filed herewith
10.2	Form of Subscription Agreement	Filed herewith
23.1	Consent of Counsel (Included as part of Exhibit 5.1).	Filed herewith
23.2	Consent of Independent Auditor	Filed herewith

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a.	Include any prospectus required by Section 10(a)(3) of the Securities Act;
b.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,
c.	Include any additional or changed material information on the plan of distribution.

2)	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5)	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

c.	If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such;

d.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

e.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Bismarck, ND on October 8, 2013.

ADM ENDEAVORS, INC.

By: /s/ Ardell Mees

Ardell Mees

Chief Executive Officer and Director

By: /s/ Tammera Mees

Ardell Mees

Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1, has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Ardell Mees	Chief Executive Officer and Director	October 8, 2013
Ardell Mees	(Principal Executive Officer)

/s/ Tammera Mees Ardell Mees	Secretary and Director	October 8, 2013

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F-1

ADM ENDEAVORS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

F-2

ADM ENDEVOURS, INC. CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	June 30,	December 31,
Assets:	2013	2012
Current Assets
Cash	$11,180	$11,362
Total Current Assets	11,180	11,362

Properties and Equipment, net	3,527	3,987

Total Assets	$14,707	$15,349

Liabilities:
Current Liabilities
Accrued Expenses	$154,015	$128,177
Total Current Liabilities	154,015	128,177

Total Liabilities	154,015	128,177

Stockholders' Deficit:
Preferred Stock; par value $0.001 authorized 80,000,000
shares, Issued 20,000,000 and 0 shares, respectively	20,000	—
Common Stock; par value $0.001 authorized 800,000,000
shares, Issued 117,795,000 and 115,545,000, respectively	117,795	115,545
Additional Paid in Capital	13,155,955	12,595,705
Accumulated Deficit	(13,433,058)	(12,824,078)
Total Stockholders' Deficit	(139,308)	(112,828)
Total Liabilities and Stockholders' Deficit	$14,707	$15,349

The accompanying notes are an integral part of these financial statements.

F-3

ADM ENDEVOURS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Sales	$57,264	$154,488
Cost of Goods Sold	19,874	57,414

Gross Margin	37,390	97,074

Operating Expenses:
General and Administrative	27,870	56,046
Consulting	562,500	—
Officer Compensation	56,000	36,000
Travel	—	18,864
Total Operating Expenses	646,370	110,910

Operating Loss	(608,980)	(13,836)

Loss Before Taxes	(608,980)	(13,836)

Income Tax Provisions	—	—

Net Loss	$(608,980)	$(13,836)

Loss per Share, Basic & Diluted	$(0.01)	$(0.00)

Weighted Average Shares Outstanding	115,832,500	115,545,000

The accompanying notes are an integral part of these financial statements.

F-4

ADM ENDEVOURS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(608,980)	$(13,836)
Adjustments to reconcile net loss to net cash
used by operating activities:
Preferred Stock issued for services	20,000	—
Common stock issued for services	562,500
Depreciation	460	153
Change in Operating Assets & Liabilities:
Increase in Accrued Expenses	36,000	36,000
Net Cash Provided from Operating Activities	9,980	22,317

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Shareholder Loan	16,288	8,001
Payments on Shareholder Loan	(26,450)	(34,400)
Net Cash Used by Financing Activities	(10,162)	(26,399)

Net (Decrease) Increase in Cash	(182)	(4,082)
Cash at Beginning of Period	11,362	8,448
Cash at End of Period	$11,180	$4,366

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise and Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ADM Endeavors, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on May 9, 2006. The Company merged with ADM Enterprises, LLC a North Dakota LLC on June 1, 2008. (See Note 3). The Company provides customized installations of grocery store decor for both new and renovating grocery stores.

In May of 2013, the Company amended its Articles of Incorporation to provide for an increase in its’ authorized share capital. The authorized common stock increased to 800,000,000 shares at a par value of $0.001 per share and preferred stock increased to 80,000,000 at a par value of $0.001 per share. (See Note 6.)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal and recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary AMD Enterprises, LLC as of June 30, 2013 and December 31, 2012 for the period then ended. All intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At June 30, 2013 and December 31, 2012, the Company had no cash equivalents.

Fair value of financial instruments

F-6

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments (continued)

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2012 and December 31, 2012.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the year ended June 30, 2013 and December 31, 2012, respectively, using the market and income approaches.

F-7

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of June 30, 2013 and December 31, 2012.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share

F-8

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were potentially 200,000,000 dilutive shares outstanding as of June 30, 2013 deriving from 20,000,000 issued and outstanding Series A Convertible Preferred Shares which hold a conversion rate of 10 to 1. There were potentially no dilutive shares outstanding as of December 31, 2012, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

We have decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-9

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

(Unaudited)

Reliance on Key Personnel and Consultants

The Company is heavily dependent on the continued active participation of their current executive officers, employees and key personnel. The loss of any of the senior management or key employees could significantly and negatively impact the business until adequate replacements can be identified and put in place.

NOTE 3 – SHARE EXCHANGE AGREEMENT

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. Since the share exchange agreement was between related parties, there was no goodwill or excess consideration recorded.

NOTE 4 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation at June 30, 2013 and December 31, 2012, consisted of the following:

	June 30, 2013	December 31, 2012
Equipment	$14,825	$14,825
Automobile	54,100	54,100
Less: Accumulated Depreciation	(65,398)	(64,938)
Property and Equipment, net	$3,527	$3,987

Depreciation expense

Depreciation expense for the years ended June 30, 2013 and December 31, 2012 was $460 and $613, respectively.

NOTE 5 – COMMITMENTS & CONTINGENCIES

Employment Agreement

On January 3, 2011, the Company executed a 2 year employment agreement with its CEO. As compensation for services, the CEO will receive an annual base salary of $72,000, with potential bonuses. For the periods ended June 30, 2013 and December 31, 2012 the Company paid $-0- in officer salary.

NOTE 6 – RELATED PARTY TRANSACTIONS

Free office space provided by chief executive officer

The Company has been provided office space by its chief executive officer Ardell Mees at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Share issued for consulting services

F-10

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2013 AND DECEMBER 31, 2012

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

On June 7, 2013, the Company issued 2,250,000 common shares to Calvin Mees for consulting services. Calvin Mees is the brother of the Company’s CEO Ardell Mees.

Shares issued to Chief Executive Officer for services

On June 10, 2013, the Company issued 20,000,000 Series A Convertible Preferred Shares to the Company’s CEO Ardell Mees, for executive services provided.

Share exchange agreement

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. Since the share exchange agreement was between related parties, there was no goodwill or excess consideration recorded.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common and preferred shares authorized

The Company was incorporated on May 5, 2006, at which time the Company authorized 300,000,000 shares of common Stock with $0.001 par value and 30,000,000 shares of preferred Stock with $0.001 par value.

In May of 2013, the Company amended its Articles of Incorporation to provide for an increase in its’ authorized share capital. The authorized common stock increased to 800,000,000 shares at a par value of $0.001 per share and preferred stock increased to 80,000,000 at a par value of $0.001 per share.

On June 5, 2013, the Company designated 80,000,000 preferred shares as Series A Convertible Preferred Stock which has the voting power equal to 100 common shares per each share of preferred stock. Each Series A Convertible Preferred Stock is convertible into 10 common shares at any time by the holder.

Preferred shares issued

On June 10, 2013, the Company issued 20,000,000 Series A Convertible Preferred Shares to its CEO for executive services performed on behalf of the Company. The preferred shares were for services performed up until the issuance date. The Company valued the preferred shares at par $0.001 which resulted in an expense of $20,000 being recorded.

Common shares issued

On June 7, 2013, the Company issued 2,250,000 shares to a consultant for services performed. The shares were valued at $0.25/share which resulted in the Company recording an expense of $562,000. The shares were valued at the average share price paid by cash investors. The consulting services provided were completed by June 30, 2013. The consultant is a related party to the Company as he is the brother of Ardell, Mees, the Company’s CEO.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no other material subsequent events exist.

F-11

Patrick Rodgers, CPA, PA

309 E. Citrus Street

Altamonte Springs, FL 32701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

ADM Endeavors, Inc.

We have audited the accompanying balance sheets of ADM Endeavors, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADM Endeavors, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States.

/s/ Patrick Rodgers, CPA, PA

Altamonte Springs, Florida

August 22, 2013

F-12

ADM ENDEVOURS, INC. CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
Assets:	2012	2011
Current Assets
Cash	$11,362	$8,448
Total Current Assets	11,362	8,448

Properties and Equipment, net	3,987	—

Total Assets	$15,349	$8,448

Liabilities:
Current Liabilities
Shareholder Loan	$—	$37,069
Accrued Expenses	128,177	72,000
Total Current Liabilities	128,177	109,069

Total Liabilities	128,177	109,069

Stockholders' Deficit:
Preferred Stock par value $0.001 authorized 30,000,000
shares, Issued 0 shares, respectively	—	—
Common Stock par value $0.001 authorized 300,000,000
shares, Issued 115,545,000, respectively	115,545	115,545
Additional Paid in Capital	12,595,705	12,595,705
Accumulated Deficit	(12,824,078)	(12,811,871)
Total Stockholders' Deficit	(112,828)	(100,621)
Total Liabilities and Stockholders' Deficit	$15,349	$8,448

The accompanying notes are an integral part of these financial statements.

F-13

ADM ENDEVOURS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2012	2011
Sales	$225,415	$162,290
Cost of Goods Sold	78,278	64,996

Gross Margin	147,137	97,294

Operating Expenses:
General and Administrative	67,280	54,741
Travel	20,064	13,054
Wages	72,000	72,000
Total Operating Expenses	159,344	139,795

Operating Loss	(12,207)	(42,501)

Loss Before Taxes	(12,207)	(42,501)

Income Tax Provisions	—	—

Net Loss	$(12,207)	$(42,501)

Loss per Share, Basic & Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	115,545,000	115,545,000

The accompanying notes are an integral part of these financial statements.

F-14

ADM ENDEVOURS, INC.
STATEMENTS OF CONSOLIDATED STOCKHOLDERS' DEFICIT

					Additional
	Preferred	Preferred	Common	Common	Paid in	Accumulated
	Shares	Stock	Shares	Stock	Capital	Deficit	Total
Balance December 31, 2010	—	$—	115,545,000	$115,545	$12,595,705	$(12,769,370)	$(58,120)

Net loss for the year			—	—	—	(42,501)	(42,501)
Balance December 31, 2011	—	—	115,545,000	115,545	12,595,705	(12,811,871)	(100,621)

Net loss for the year			—	—	—	(12,207)	(12,207)
Balance December 31, 2012	—	$—	115,545,000	$115,545	$12,595,705	$(12,824,078)	$(112,828)

The accompanying notes are an integral part of these financial statements.

F-15

ADM ENDEVOURS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2012	2011
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(12,207)	$(42,501)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	613	—
Change in Operating Assets & Liabilities:
Increase in Accrued Expenses	72,000	72,000
Decrease in Accrued Revenues	—	6,938
Net Cash Provided from Operating Activities	60,406	36,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Equipment	(4,600)	—
Net Cash Used by Investing Activities	(4,600)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Shareholder Loan	11,570	4,908
Payments on Shareholder Loan	(64,462)	(59,714)
Net Cash Used by Financing Activities	(52,892)	(54,806)

Net (Decrease) Increase in Cash	2,914	(18,369)
Cash at Beginning of Period	8,448	26,817
Cash at End of Period	$11,362	$8,448

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise and Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-16

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ADM Endeavors, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on May 9, 2006. The Company merged with ADM Enterprises, LLC a North Dakota LLC on June 1, 2008. (See Note 3). The Company provides customized installations of grocery store decor for both new and renovating grocery stores.

In May of 2013, the Company amended its Articles of Incorporation to provide for an increase in its’ authorized share capital. The authorized common stock increased to 800,000,000 shares at a par value of $0.001 per share and preferred stock increased to 80,000,000 at a par value of $0.001 per share. (See Note 9.)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary AMD Enterprises, LLC as of December 31, 2012 and 2011 for the period then ended. All intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2012 and 2011, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-17

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2012 and December 31, 2011.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the year ended December 31, 2012 and 2011, respectively, using the market and income approaches.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

F-18

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of December 31, 2012 and December 31, 2011.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-19

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Income taxes (continued)

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2012 and December 31, 2011, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

F-20

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently issued accounting pronouncements

We have decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Reliance on Key Personnel and Consultants

The Company is heavily dependent on the continued active participation of their current executive officers, employees and key personnel. The loss of any of the senior management or key employees could significantly and negatively impact the business until adequate replacements can be identified and put in place.

NOTE 3 – SHARE EXCHANGE AGREEMENT

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. Since the share exchange agreement was between related parties, there was no goodwill or excess consideration recorded.

NOTE 4 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation at December 31, 2012 and December 31, 2011, consisted of the following:

	December 31,	December 31,
	2012	2011
Equipment	$14,825	$14,825
Automobile	54,100	49,500
Less: accumulated depreciation	(64,938)	(64,325)
Property and equipment, net	$3,987	$—

Depreciation expense

Depreciation expense for the years ended December 31, 2012 and 2011 was $613 and $0, respectively.

F-21

ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 5- RELATED PARTY TRANSACTIONS

Shareholder loan

At December 31, 2012 and 2011 the Company had a shareholder loan balance of $0 and $37,069 owed to Ardell Mees, an officer of the Company. The note bears interest of 0% and is payable on demand.

Free office space provided by chief executive officer

The Company has been provided office space by its chief executive officer Ardell Mees at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Share exchange agreement

On July 1, 2008 the Company executed a share exchange agreement with ADM Enterprises LLC whereby the Company acquired all of the outstanding stock of ADM Enterprises LLC for 10,000,000 newly issued shares of the Company’s common stock. As a result, ADM Enterprises LLC became a wholly owned subsidiary of the Company. The Company shares the same officers, Ardell Mees and Tammera Mees, with ADM Enterprises LLC. Since the share exchange agreement was between related parties, there was no goodwill or excess consideration recorded.

NOTE 6 – COMMITMENTS & CONTIGENCIES

Employment Agreement

On January 3, 2011, the Company executed a 2 year employment agreement with its CEO. As compensation for services, the CEO will receive an annual base salary of $72,000, with potential bonuses. For the years ended December 31, 2012 and 2011 the Company paid $-0- in officer salary.

NOTE 7 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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ADM ENDEAVORS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 7 – INCOME TAX (continued)

Net deferred tax assets consist of the following components as of December 31, 2012 and 2011:

	December 31,	December 31,
	2012	2011
Deferred tax assets- non-current
NOL carryover	$54,200	$46,000
Less valuation allowance	(54,200)	(46,000)
Deferred tax assets, net of valuation allowance	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, 2012 and 2011 due to the following:

	December 31,	December 31,
	2012	2011
Book income	$(24,200)	$(52,200)
Other non-deductible expenses	79,000	72,000
Valuation allowance	$(54,800)	$(19,800)
	$—	$—

At December 31, 2012, the Company had net operating loss carryforwards of approximately $54,200 that may be offset against future taxable income from the year 2013 to 2033. No tax benefit has been reported in the December 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 8 – STOCKHOLDERS’ EQUITY

Common and preferred shares authorized

The Company was incorporated on May 5, 2006, at which time the Company authorized 300,000,000 shares of common Stock with $0.001 par value and 30,000,000 shares of preferred Stock with $0.001 par value.

Common shares issued

At December 31, 2012 and 2011, the Company had 115,545,000 shares of common stock outstanding. The Company did not issue any new shares in the years ended December 31, 2012 and 2011.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no other material subsequent events exist.

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1. On June 10, 2013, the Company issued 20,000,000 restricted preferred shares to its CEO for executive services performed on behalf of the Company.

2. On June 7, 2013, the Company issued 2,250,000 shares to a consultant for services performed.

3. In May of 2013, the Company amended its Articles of Incorporation to provide for an increase in its’ authorized share capital. The authorized common stock increased to 800,000,000 shares at a par value of $0.001 per share and preferred stock increased to 80,000,000 at a par value of $0.001 per share.

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